                                                                    EXHIBIT 10.7


TBG
Technologie-Beteiligungs-Gesellschaft
m.b.H. of Deutsche Ausgleichsbank

Version 01.95


                              PARTNERSHIP AGREEMENT

            Agreement concerning the establishment of an undisclosed
                               Partnership between
         SCM Microsystems GmbH, Pettenkoferstrasse 7, 85276 Pfaffenhofen
       -hereinafter: Technologieunternehmen (TU) [Technology Enterprise]-
                                       and
    Technologie-Beteiligungs-Gesellschaft m.b.H. [Technology Holding Company]
            of Deutsche Ausgleichsbank, Wielandstrasse 4, 53170 Bonn
                      - dormant partner, hereinafter: TBG -

                                    SECTION 1

                        PURPOSE OF THE COMPANY, PARTNERS

1. Within the scope of the program "Investment Capital for Small Technology Enterprises" carried through with the Federal Ministry for Education, Science, Research and Technology (BMBF) and the Deutsche Ausgleichsbank, TBG is supporting technology enterprises of the business sector, provided they are not more than 10 years old and satisfy the EU definition of small and medium-sized enterprises (KMU) in the new Federal States and Berlin (East) or of small enterprises in the rest of the Federal Territory, respectively, to wit:

-        they do not employ more than 250 (50) employees and

-        either

         - have annual sales of not more than DM 40 million (DM 10 million) or

         - show a balance sheet total of not more than DM 20 million (DM 4 million), and

- are at a maximum 25% owned by one or more enterprises which do not satisfy this definition (exception: public holding companies, risk capital companies and - provided no control is exercised - institutional investors).

         All three conditions must be satisfied simultaneously, i.e., an enterprise is considered to be a KMU only when it demonstrates the required independence, meets the preset number of employees and does not exceed at least one of the limits for annual sales or balance sheet total, respectively.

        TBG effects investments for the financing of innovation projects within the meaning of the investment principles of TBG, which constitute a component of this agreement and which TU recognizes, to wit:

        - for applied research and development until a logical point in time prior to starting commercial production according to the EU-definition, with the following delimitations:

            Applied research includes research or experimental work with the aim of gaining new findings, in order to facilitate the achievement of specific, practical goals such as the creation of new products, production processes or services. Normally, it can be said that it ends with the creation of a first prototype.

            Development includes work on the basis of applied research with the aim of introducing new or substantially improved products, production processes or services up to - but not including - industrial application and commercial utilization. To this level belong, normally, planning and demonstration projects, as well as the additionally required development work, which finally ends in a bundle of information which permits starting production.

        -   for investments for launching products on the market.

2.      a)  TU, recorded in the Commercial Register of the Munich Amtsgericht
            [District Court] under No. HRB 91372, operates pursuant to the articles of association in the valid version of March 29, 1990, addendum of May 29, 1990, a commercial business with the purpose of:

            Development, production and marketing of electronic components for microsystems, electronic and electrical devices, data terminals and processing installations, as well as trade with all the articles connected with these.

        b)  Within the scope of this business purpose, TU is engaged in

            1. development of the GSM-PCMCIA Card,
            2. development of the hermetic Duraflash Card,
            3. development of the PCMCIA smart card reader "PSR."

3. TBG acquires an interest in TU in the legal form of the undisclosed partnership, in order to support the project described in paragraph 2b.

                                    SECTION 2

                             CONTRIBUTION TO CAPITAL

1.      Exclusively for the promotion of the innovation project described in
        Section 1 para. 2b and on the basis of the data of TU in the partnership application of January 30, 1995, TBG effects a contribution to capital in the amount of DM 3,000,000 on condition that the cooperation partners

- Zweite Beteiligungs KG [Second Limited Partnership] of TVM Techno Venture Management GmbH & Co. KG, Leopoldstrasse 28 A, 80802 Munich,

- TVM Eurotech Limited Partnership, 101 Arch Street, Suite 1950, Boston, MA 02110, U.S.A.,

- KBL Founders Ventures S.C.A., 43, Boulevard Royal, 1-2955 Luxembourg, LUXEMBOURG,

-       APM International B.V, Gooimeer 3, NL-1411 DC Naarden, Netherlands,

- Vertex Investment (II) Pte. Ltd., 83 Science Park Drive, # 01-01/02, The Lune, Singapore Science Park, Singapore 0511,

- IntelliCard Systems Pte. Ltd., Block 171 Kallang Way # 04-03/04, Singapore 1334, Singapore, and

-       Jean Yves LeRoux, Chemin des Cotes, F-13600 Ceyreste, France

        as investors (hereinafter jointly: BG)

        have concluded with TBG a cooperation agreement for the commitment to TU. The BG will be advised regarding the servicing of the commitment to TU by TVM Techno Venture Management GmbH & Co. KG, Leopoldstrasse 28 A, 80802 Munich, as servicing company.

        The conditions for TBG entering the partnership are created, moreover, by the fact that the BG will effect additional contributions to the capital of JTU in the total amount of DM 189,300 with additional payment of a premium totaling DM 3,592,800 and subject to additionally making the commitment to bring in by waiver a loan repayment claim existing against the company plus a claim for interest in the amount of DM 3,222,000.

2. The contribution of TBG is to be used for co-financing the project-related planning listed in the appendix. The appendix shall constitute a component of this Partnership Agreement.

        To the extent that the costs of the project should decline as compared to the above data, or if subsequently additional public funds are solicited, TBG shall have the right to curtail its contribution in a ratio corresponding to the reduction of the investment volume. The reduction amount must be retransferred to TBG without delay.

3.      TU may call in the contribution after the start of the company (cf.
        Section 4 para. 1 ), subject to the condition its immediate use as provided, and a proportionate use of funds together with the other financing means provided in para. 2, and the total financing of the investment project are ensured. The call must be accompanied by a confirmation of the call conditions by the BG.

4. If the contribution is not called, at least partially by December 31, 1995 at the latest, this agreement is terminated.

5. On the occasion of the first partial call, TBG shall have the right to retain a processing fee in the amount of 1% of the total contribution agreed in this agreement.

6. TBG contribution must be kept by TU in a separate contribution account. Withdrawals by TBG from this account are not allowed.

                                    SECTION 3

                                  PROOF OF USE

TU must confirm the use of the contribution funds as provided within 3 months after expiration of a project schedule set forth in the appendix to this agreement, subject to an extension of this time period by TBG to be confirmed on the form also attached as an appendix. The proof of use must be submitted to TBG by way of the BG. The use as provided must be substantiated to the BG and to TBG upon request.

                                    SECTION 4

                        START AND DURATION OF THE COMPANY

1. The undisclosed partnership shall begin as soon as this agreement is signed by both parties.

2. The undisclosed partnership is fixed for a term ending December 31, 2005.

3. Upon termination of the corporate relationship, the contribution of TBG and the unpaid dividends are due for payment to TBG.

4. Insofar as the funds kept by the BG are repaid before December 31, 2005, the contribution of TBG shall be due for repayment at the same time and in the same extent.

                                    SECTION 5

                                   MANAGEMENT

1. TBG does not participate in the management of TU, if nothing different is provided hereinbelow.

2.      TU shall require the consent of TBG for

        a) any amendment of the articles of association, in particular any amendment of the purpose of the enterprise, or the acceptance of new partners or the agreement of new participations;

        b)      the appointment and dismissal of managers of TU;

        c) conclusion, amendment and termination of the agreement on the granting or the acquisition of licenses, patents, design patents, trademarks or know-how, to the extent these concern the innovation project supported with the participation of TBG;

        d) conclusion, amendment and termination of essential marketing agreements;

        e)      partial or total move, lease or sale of the operation;

        f) conclusion and termination of control contracts and profit and loss transfer agreements.

3. Consent pursuant toSection5 para. 2 must be obtained from TBG without delay.

        If within a period of 14 days after receipt of the notice on the measure requiring consent TBG has not stated in writing its refusal to consent, such consent shall be deemed to have been given.

                                    SECTION 6

                         INFORMATION AND CONTROL RIGHTS

1. TU has to report to TBG semi-annually, namely by March 31 and September 30 of each year on the financial situation of TU and on the status of the innovation project described in Section 1 para. 2b, so long as TBG does not waive its right to these reports, because the BG simultaneously exercises control of TU also on behalf of TBG. In addition, TBG receives from TU a brief, monthly status report as per the attached appendix.

2. Irrespective of whether the BG exercises the control of TU simultaneously also for TBG, TU has to inform TBG directly and without delay about all measures going beyond the scope of the usual business operation. Besides the measures mentioned under Section 5 para. 2, particularly the following go beyond the scope of usual business operations:

        a)      Partial or total shutdown of operations;

        b) Discontinuance or substantial change of the innovation project described in Section 1 para. 2b;

        c) Any assumption of commitments, also for investments, which exceed the amount of DM 250,000 per month, or if they result from leasing, rental or tenancy agreements, if they exceed the amount of DM 100,000 per month.

3.      In addition, TBG shall have the right of verification pursuant to
        Section 716 BGB [Civil Code]. This applies also to the period after the termination of the partnership, to the extent necessary for verification of the aseets to which a partner is entitled upon his retirement from the partnership.

        TBG, furthermore has the right to examine at any time the records of TU referring to the innovation project described in Section 1 para. 2b. To exercise its verification right TBG may retain the services of third parties.

4. TU grants the BMBF [Federal Ministry of Science and Research], and a representative appointed by it, rights to receive presentations, information and to effect examinations in the same extent as that granted to TBG. TU declares its consent to the effect that TBG can transmit to the BMBF or to an institute assigned by it to this effect, the data on the scientific evaluation of the program mentioned inSection1 para. 1 of this agreement which are obtained through its enterprise and the supported innovation project. It declares itself prepared, furthermore, to provide directly to the BMBF and an institute assigned by it the information necessary for the scientific evaluation of the program, and to do so also after the termination of the undisclosed partnership. The BMBF has the right to pass on the data provided to it to the EU Commission for the exercise of supervisory and control powers. In the preparation and, if applicable, in the publication of data about the program it shall be ensured that no harm be caused to TU.

5. The Bundesrechnungshof [Federal Audit Office] has an examination right regarding TU under Section 91 BHO [Federal Audit Office Regulations], and all records which the Bundesrechnungshof deems necessary shall be made available and appropriate information given.

                                    SECTION 7

                                 ADVISORY BOARD

TBG may at any time demand the formation of an advisory board.

TBG participates in this advisory board under reasonable consideration of the amount of its contribution.

The advisory board shall advise TU in financial and technical matters, particularly with regard to the project described in Section 1 para. 2b. It has the same information and verification rights as those to which TBG is entitled under this agreement.

                                    SECTION 8

                  FINANCIAL YEAR, ANNUAL STATEMENT OF ACCOUNTS

1. The financial year of the undisclosed partnership is the same as that of TU. The financial year of TU ends on each December 31.

2. TU has to draw up its annual statement of accounts (balance sheet, profit and loss account, appendix) in observance of SectionSection 238 - 289 HGB [Handelsgesetzbuch] [Commercial Code] within six months after expiration of the financial year, and to forward it to TBG in an original, signed copy and with the certificate of an auditor or of a certified public accountant.

3. The annual statement of accounts must respect, insofar as permissible under commercial law, the profit determination provisions of the Income Tax Law. If, within the scope of the taxable profit determination or based on a external tax audit, other data than those contained in the original annual statement of account are deemed binding, such shall also be determining in the relation of TU to TBG.

                                    SECTION 9

                             PROFIT AND LOSS SHARING

1. TBG receives on its paid contribution a minimum compensation of 6% p.a., irrespective of the annual result of TU. This compensation is payable semi-annually in retrospect by March 31 and September 30 of each year.

2. From the achieved annual surplus after the drawn contribution, TBG shall receive 11% of the profit (amount conditional on profit) in a post-money valuation of DM 21 million. If before the listing of TU on the stock exchange additional capital is attracted, the compensation will be adjusted accordingly. If the amount conditional on profit is small or equal to the minimum compensation paid for the financial year pursuant to No. 1, no compensation depending on profit will be due. Otherwise the amount of the difference must be paid.

        This profit sharing is payable within 2 weeks after adoption of the annual statement of account (Section 8 para. 2).

3. Determining the calculation according to Para. 2 are the year's net earnings, which are shown in the annual statement of account drawn up according to Section 8 para. 3 prior to taking into account TBG share of the profit pursuant to No. 2 above.

        a)  To the annual statement of account must be added

            - paid income taxes, insofar as they have reduced the year's net earnings as shown;

            - interest charged to the partners in TU, provided the latter is a partnership, without having flowed into the year's net earnings of the co-entrepreneurs;

            - extraordinary expenditures, insofar as they result from business occasions which took place before the start of the undisclosed partnership;

            - losses from the sale or destruction of fixed assets, insofar as the latter were already present at the time of the start of the company.

        b)  To be deducted from the year's net earnings are

            - amounts from writing back of tax-free reserves, which were formed prior to the start of the undisclosed partnership;

            - compensations for activities or interest credited to the partners in TU, provided the latter is a partnership, without having reduced the year's net earnings of the co-entrepreneurs;

            - extraordinary income, insofar as it is based on business occasions which took place before the start of the undisclosed partnership;

            - income from the sale of fixed assets, insofar as the latter were already present at the time of the start of the company.

        c) In the year the partnership is called off, the year's net earnings for the calculation of the profit sharing pursuant to para. 2 shall be deemed to have accrued evenly over the year.

4. TBG shall have the right to demand, as of the end of the partnership period, a one-time compensation of 25% of the investment amount plus 6% of the investment amount for each year after expiration of the fifth full partnership year, in which TBG has received in minimum and profit-dependent amounts less than 12% of its contribution.

        TBG shall make use of this right only when in its opinion it appears to be justified on the basis of the overall financial situation of TU, in particular on the basis of its profits attained during the last three years before the termination of the partnership and the undisclosed reserves formed during the time of the partnership.

5.      TBG does not share in the losses of TU.

                                   SECTION 10

                                      TAXES

TU shall be responsible for remitting the legally prescribed Capital Yield Tax plus the solidarity surcharge in regard to the compensation for the undisclosed contribution, and will deduct from the payments to TBG the Capital Yield Tax and the solidarity surcharge and remit these directly to the appropriate tax office. After the remittance, TU will issue to TBG confirmations according to Section 45a para. 2 EStG [Income Tax Law] on the forms made available by TBG.

                                   SECTION 11

                   DISSOLUTION OF THE UNDISCLOSED PARTNERSHIP

1. In the event of the dissolution of TU, the undisclosed partnership shall be dissolved. In this case, the undisclosed investment must be repaid.

2.      Section 9 para. 4 shall also apply in this case.

                                   SECTION 12

                                   TERMINATION

1. TU has the right to redeem entirely or partially the participation of TBG, subject to observing a notice period of 3 months as of June 30 or December 31 of any year. If this redemption takes place at of the end of the fifth partnership year, the contribution of TBG has to be repaid with a premium in the amount of 25%. Beginning in the sixth partnership year, the arrangements set forth in Section 9 para. 4 will apply. TBG can waive the paymeNt of the premium, if the termination is effected because of the suspension of the supported innovation project.

2. Moreover, the undisclosed partnership can be terminated with immediate effect, by any of its partners upon existence of a weighty ground by means of a written statement. To the extent that the contribution has not or not yet been made in full, TBG shall by the notice of termination be released from its contribution obligation.

        TBG has the right to termination on weighty grounds, particularly, when

        a)  TU has made false statements in the partnership application;

        b) it is determined that the conditions for granting or leaving intact the partnership did not exist already originally or ceased to exist subsequently, particularly if the innovation project described in
            Section 1 para. 2b, proves to be impracticable or is abandoned or substantially changed by TU. Should the innovation project described in Section 1 para. 2 prove to be technically impossible or financially unattainable, TBG can waive repayment of the investment in full or in part, if the continued existence of TU is thereby made possible;

        c) TU fails to submit the proof of use pursuant to Section 3 not later than 3 months after it was due, a reminder to this effect notwithstanding;

        d) notes accepted by TU go to protest, TU suspends its payments, files for bankruptcy or a petition is filed for institutional court settlement proceedings or insolvency is ascertained in some other way;

        e) the managerial know-how bearer(s) who was(were) active in such a position at TU at the time the agreement on the undisclosed partnership was concluded is(are) no longer active is his or their main occupation in the management of TU;

        f) one of the measures listed in Section 5 para. 2 has been carried through without the prior consent of TBG.

                                   SECTION 13

                                MATURING PAYMENTS

Payments due shall bear interest after occurrence of the delay and until receipt by TBG at the rate of 3% above the discount rate of the Deutsche Bundesbank.

                                   SECTION 14

                               GENERAL PROVISIONS

1. Amendments or supplements to this agreement must be in written form. There exist no oral subsidiary understandings to this agreement.

2. Should one provision of this agreement be invalid, the remaining provisions shall remain unaffected by this. TU and TBG are committed to replace invalid provisions of the agreement by regulations that are legally valid and correspond as far as possible to the meaning and purpose of the invalid provisions.

3. Bonn has been agreed upon as venue for all legal disputes that may arise from this agreement or its performance.


Bonn, June 8, 1995                        Pfaffenhoven,

Technologie-Beteiligungs-                 SCM Microsystems GmbH
Gesellschaft m.b.H. of the
Deutsche Ausgleichsbank
                                          [signature]
[two signatures]
TBG

Technologie-Beteiligungs-Gesellschaft
m.b.H. of the Deutsche Ausgleichsbank

                              PARTNERSHIP AGREEMENT

APPENDIX I
                            PROJECT-RELATED PLANNING

PLANNING PERIOD: April 1, 1995 to April 1, 1996

PROJECT-SPECIFIC EXPENDITURES
-----------------------------
                                                                 AMOUNT IN DM (WITHOUT V.A.T.)
                                                                 -----------------------------
I.      FOR APPLIED RESEARCH AND DEVELOPMENT
1.      INVESTMENTS SHOWN AS FIXED ASSETS ON
        THE BALANCE SHEET
1.1     Laboratory equipment and installations                                        450,000
1.2     Machines and installations for prototype
        production                                                                  1,240,000
1.3     Miscellaneous                                                               2,025,000
2.      NON-INVESTMENT R & D EXPENDITURES
2.1     Personnel                                                                     710,000
2.2     Materials                                                                   1,100,000
2.3     Third-party services (Order placement/Consulting)                             300,000
2.4     Patents and permits                                                           200,000
2.5     Travel expenses                                                               165,000
2.6     Miscellaneous                                                                 585,000
II.     FOR INVESTMENTS IN MARKET INTRODUCTION
TOTAL                                                                               6,775,000

PRODUCT-SPECIFIC FINANCING
--------------------------
                                                                 AMOUNT IN DM (WITHOUT V.A.T.)
                                                                 -----------------------------
1.      CAPITAL RESOURCES
1.1     Retained earnings                                                             775,000
1.2
2.      EQUITY CAPITAL
2.1     of TBG                                                                      3,000,000
2.2     of the lead investor                                                        3,000,000
2.3     of other investors
3.      PUBLIC FUNDS
3.1     Subsidies, allowances, supports
3.2     Others
4.      BORROWINGS
4.1     from the bank
4.2     Others
TOTAL                                                                               6,775,000

                                                          Fax No. 0228/831 24 93

TU:            SCM Microsystems GmbH
               Pettenkoferstrasse 7

               85276 Pfaffenhoven


TBG 00107/01001

                Brief statement for the month of* ........ 199..

                                                        ACTUAL AMOUNT in DM '000
Sales proceeds
Expenditures on materials
Expenditures on personnel
Preliminary result


Order backlog
Current account limit
of which used


Distinctive features of the preceding month:



Expectations of the management regarding future development:

  Much better     better           same       worse           much worse


Date:

                                            --------------------------------
                                            (Signature of the management and
                                            company stamp)



---------------------
*       TO BE DELIVERED NOT LATER THAN BY THE END OF THE FOLLOWING MONTH.

           PARTNERSHIP PRINCIPLES OF            TBG   Technologie Beteiligungs-
TECHNOLOGIE-BETEILIGUNGS-GESELLSCHAFT M.B.H.          Gesellschaft m.b.H.
         OF DEUTSCHE AUSGLEICHSBANK                   of Deutsche Ausgleichsbank


1.      TBG AS GRANTOR OF PARTNERSHIPS

        Technologie-Beteiligungs-Gesellschaft m.b.H. (TBG) is a subsidiary of the Deutsche Ausgleichsbank. Within the scope of the program "Investment Capital for Small Technology Enterprises" it enters into undisclosed partnerships in technology enterprises (TU), as a rule without participating in the management of TU.

        An essential condition for entering a partnership is that an additional partner (Lead Investor) invests in TU in at least an equal amount as TBG and co-services the investment on the basis of a cooperation agreement.

2.      PURPOSE OF THE INVESTMENT

        The investments serve to finance innovation projects (cf. No. 3.1), namely

        - for applied research and development until a logical point in time prior to the start of commercial production

        -   for investments for market introduction.

3.      PRECONDITIONS FOR INVESTMENT

3.1     INNOVATION PROJECTS

        - New techniques not yet in use in the enterprise are to be introduced by means of the innovation project.

        - The development shares which constitute the innovative core, are contributed within the enterprise itself. When services are used for development phases, the specifications have to be developed within the enterprise itself.

        - The new product (process/service) differs also in its essential functions from the former products (process/service) of the enterprise.

        - Linked to the new product (process/service) are competitive advantages (functions, quality, price) and marketing chances in the market relevant to the enterprise (regional, national, European, worldwide).

3.2     INVESTMENT RECIPIENTS

        Investments from TBG can be obtained by enterprises of the commercial industry provided they meet the following characteristics:

        SMALL ENTERPRISES

        -   business located in the Federal territory and

        -   not more than 50 employees and

        - either annual sales of maximum DM 10 million or a balance sheet total of maximum DM 4 million.

        MEDIUM-SIZE ENTERPRISES

        -   business located in the new Federal States and Berlin (East) and

        -   not more than 250 employees and

        - either annual sales of maximum DM 40 million or a balance sheet total of maximum DM 20 million.

        FINANCIAL INDEPENDENCE

        Maximum 25% of the corporate capital may be held by enterprises which do not meet the criteria for small or medium-size enterprises.

        (Exception:   public investment companies
                      risk capital companies and - provided that no control is exercised institutional investors.)

        AGE

        Maximum 10 years.

        TECHNICAL AND BUSINESS EXPERTISE

        TU must be able to prove that it has the technical expertise necessary to carry through the development work and production, as well as the necessary sales expertise.

        Business expertise can also be contributed by the use of external parties - e.g., of the Lead Investor - provided that TU has not yet reached a considerable volume of sales prior to filing the application.

3.3     COOPERATING PARTNER (LEAD INVESTOR)

        Investment companies as well as individuals and legal entities which make available equity capital to enterprises can be Lead Investors cooperating with TBG.

        The Lead Investor must participate with at least the same amount as TBG. He has to advise and support the technology enterprise in all business and financial matters and, if necessary, also be able to offer management and marketing support. In principle, he should be ready and in a position to make available additional financial resources.

        Before making an investment the Lead Investor must examine the investment conditions and comprehensibly document them, doing this at the same time also for TBG. During the life of the partnership, he has to supervise the management of TU and the development of the innovation project and to inform TBG about the financial situation of TU and about the innovation project. In addition, he will cooperate in drawing up the proof of use (cf. No. 3.4). A cooperation agreement between the Lead Investor and TBG settles the details.

3.4     FULL FINANCING

        The full financing of the innovation project must be assured. The investment funds may be used only for financing the innovation project or projects for which the investment has been promised. The Lead Investor must be informed without delay when the innovation project or its financing is changed.

        If the costs of the innovation project should subsequently be reduced or if subsequently additional public funds are obtained for the financing of the innovation project, so that financing in excess of 100% is available, the investment funds may be called back. The investment recipient is obligated to substantiate the correct use of the funds immediately after the innovation project is completed. The proof of use has to be submitted through the Lead Investor and be provided with his audit certification.

3.5     BAN ON ACCUMULATION

        The simultaneous investment in an innovation project within the scope of this program by TBG and the KfW [Kreditanstalt fur Wiederaufbau = Reconstruction Loan Corporation] is not permitted.

        In the event that for the investment of the Lead-Investor financing funds supported by public authorities are used, the Assistance Regulations of the European Community must be observed.

4.      INVESTMENT CONDITIONS

4.1     FORM OF INVESTMENT

        TBG effects investments in TU as an undisclosed partner. Securities do not have to be posted.

4.2     MAXIMUM AMOUNT

        The investment of TBG serves as subsidiary financing of innovation projects. It is limited to DM 3,000,000 to one TU. Several innovation projects can be supported within the scope of this maximum amount.

4.3     PAYOUT

        The investment is in principle made available in accordance with the progress of the innovation project.

4.4     TERM

        The term of the investment of TBG is up to 10 full calendar years and is guided in principle by the term of the investment of the Lead-Investor.

4.5     TERMINATION

        TBG may terminate investments on weighty grounds.

        TU may be granted the right to terminate its investment prematurely under observance of 3 months advance notice as at June 30 and December 31 of each year. In case of a notice as of the expiration of the fifth investment year, the contribution of TBG must be repaid with a premium currently amounting to 25%, provided the termination is not effected due to the discontinuance of the supported innovation project.

4.6     PROCESSING FEE

        Upon payout of its investment, TBG shall receive from the investment recipient a one-time processing fee currently in the amount of 1% of the amount of its investment.

4.7     INVESTMENT CHARGE

        TBG charges as a rule a compensation for its contribution currently amounting to 6% p.a., which is independent of the investment recipient's profit for the year, as well as a profit dependent investment compensation to be guided by the condition of TU. At the end of the investment period, TBG may demand a one-time compensation to satisfy the reserves of TU formed during the investment period. Details are specified in the contract between TBG and TU.

4.8     ASSUMPTION OF RISK

        In the cooperation agreement the cooperating Lead Investor may be granted the right to claim from TBG, until the expiration of 5 years from the start of the investment of TBG in TU, a partial reimbursement of a loss from its investment made in TU.

        In such a case, the sum reimbursed may amount to maximum 50%, in the new Federal States and Berlin (East) up to maximum 70% of the contribution it had itself effected. TBG may then demand the full or partial transfer of the Lead Investor's investment to it or to a third party. The precondition for claiming the risk sharing is that

        - bankruptcy proceedings or a total execution have been instituted against the assets of TU or that the institution of proceedings has been denied due to lack of an estate,

        -   a statutory declaration has been filed for TU, or

        -   the continued insolvency of TU is substantiated in another way,

        - the claims of the Lead Investor from his investment in TU have partially come to an end by virtue of a court composition or a waiver.

        The remaining risk of loss of the Lead Investor has to be borne by the latter himself.

5.      APPLICATION PROCEDURE

        Applications by TU for investments must be addressed to

            Technologie-Beteiligungs-Gesellschaft m.b.H.
            der Deutschen Ausgleichsbank
            Wielandstrasse 4, Bonn-Bad Godesberg
            Mail address: 53170 Bonn

        on forms of TBG together with a statement of the cooperating Lead Investors on effecting his own investment.

        The examination of the application conditions is initially effected by the Lead Investor (if needed, with the inclusion of outside experts, e.g., technology consulting offices). TBG reserves the right to demand additional documents, including expert opinion, if deemed necessary. Before concluding an investment agreement between the Lead Investor and TU, an investment application has to be submitted to TBG. A legal claim for effecting an investment by TBG does not exist.

        If the Lead Investor has not yet cooperated with TBG in any other case, the documents necessary for the examination of his solvency must also be submitted.

        Additional information is available from TBG at telephone No. (0228) 831-2290.



        Bonn, January 1, 1995

                                     [Handwritten:] typ. undisclosed partnership

Version 02.93


                              PARTNERSHIP AGREEMENT

            Agreement concerning the establishment of an undisclosed
                               Partnership between
             SCM Schneider Microsysteme Entwicklungs- und Vertriebs
                          GmbH, Fraunhoferstrasse 11A,
                                  82152 Planegg
               -hereinafter: Junges Technologie-Unternehmen (JTU)
                         [Young Technology Enterprise]-
                                       and
    Technologie-Beteiligungs-Gesellschaft m.b.H. [Technology Holding Company]
            of Deutsche Ausgleichsbank, Wielandstrasse 4, 5300 Bonn 2
                      - dormant partner, hereinafter: TBG -

                                    SECTION 1

                        PURPOSE OF THE COMPANY, PARTNERS

1. Within the scope of the program "Investment Capital for Young Technology Enterprises" carried through with the Federal Ministry for Education, Science, Research and Technology (BMFT) and the Deutsche Ausgleichsbank, TBG is supporting young technology enterprises by entering into partnerships to finance investments and operating funds

        - for research and development work through production and testing of prototypes (core phase) and

        - for adjustment developments and the preparations of products, including market introduction of new technical products, processes or technical services (buildup phase).

2)      a)     JTU, recorded in the Commercial Register of the Munich
               Amtsgericht [District Court] under No. HRB 91372, operates pursuant to the articles of association in the valid version of March 29, 1990, addendum of May 29, 1990, a commercial business with the purpose of:

               Development, production and marketing of electronic components for microsystems, electronic and electrical devices, data terminals and processing installations, as well as trade with all the articles connected with these.

        b) Within the scope of this business purpose, JTU is engaged in the development of systems and software according to the PCMCIA standard.

3. TBG acquires an interest in JTU in the legal form of the undisclosed partnership, in order to support the project described in paragraph 2b.

                                    SECTION 2

                             CONTRIBUTION TO CAPITAL

1.       Exclusively for the promotion of the innovation project described in
         Section 1 para. 2b and on the basis of the data of JTU in the partnership application of May 26, 1993, TBG effects a contribution to capital in the amount of DM 1,000,000 on condition that the cooperation partners

                  Zweite Beteiligungs KG [Second Limited Partnership] of TVM Techno Venture Management GmbH & Co. KG, Leopoldstrasse 28 A, 80802 Munich

                  TVM Eurotech Limited Partnership, 101 Arch Street, Suite 1950, Boston, MA 02110, U.S.A.

                  APM International B.V., Gooimeer 3, NL-1411 DC Naarden, Netherlands

                  KBL Founders Ventures SCA, 43, Boulevard Royal, L-2955 Luxembourg, LUXEMBOURG

                  Oscar Gruss & Sons Inc., 74 Broad Street, New York, N.Y. 10004, U.S.A.

        as investors (hereinafter jointly: BG)

        have concluded with TBG a cooperation agreement for the commitment to JTU. BG will be advised regarding the servicing of the commitment to JTU by TVM Techno Venture Management GmbH & Co. KG, Leopoldstrasse 28 A, 80802 Munich, (hereinafter: TVM) as servicing company.

        The conditions for TBG entering the partnership are created, moreover, by the fact that BG will effect additional contributions to the capital of JTU in the total amount of DM 133,400 with additional payment of a premium totaling DM 2,121,060.

        The contribution of TBG is to be used for co-financing the project-related planning listed in the appendix. The appendix shall constitute a component of this Partnership Agreement.

        To the extent that the costs of the project should decline as compared to the above data, or if subsequently additional public funds are solicited, TBG shall have the right to curtail its contribution in a ratio corresponding to the reduction of the investment volume. The reduction amount must be retransferred to TBG without delay.

3.      JTU may call in the contribution after the start of the company (cf.
        Section 3 para. 1 ), subject to the condition that its immediate use as provided, and a proportionate contribution together with the other financing means provided in para. 2 of the investment project are ensured. The call must be accompanied by a confirmation of the call conditions by BG.

4. If the contribution is not called, at least partially by March 31, 1994 at the latest, this agreement is terminated.

5. On the occasion of the first partial call, TBG shall have the right to retain a processing fee in the amount of 1.00% of the total contribution agreed in this agreement.

6. The TBG contribution must be kept by JTU in a separate contribution account. Withdrawals by TBG from this account are not allowed.

                                    SECTION 3

                        START AND DURATION OF THE COMPANY

1. The undisclosed partnership shall begin as soon as this agreement is signed by both parties.

2. The undisclosed partnership is fixed for a term ending December 31, 2003.

3. Upon termination of the corporate relationship, the contribution of TBG and the unpaid dividends are due for payment to TBG.

                                    SECTION 4

                                   MANAGEMENT

1. TBG does not participate in the management of JTU, if nothing different is provided hereinbelow.

2.      JTU shall require the consent of TBG for

        a) any amendment of the articles of association, in particular any amendment of the purpose of the enterprise, or the acceptance of new partners or the agreement of new participations;

        b)      the appointment and dismissal of managers of JTU;

        c) conclusion, amendment and termination of the agreement on the granting or the acquisition of licenses, patents, design patents, trademarks or know-how, to the extent these concern the innovation project supported with the participation of TBG;

        d) conclusion, amendment and termination of essential marketing agreements;

        e)      partial or total move, lease or sale of the operation;

        f) conclusion and termination of control contracts and profit and loss transfer agreements.

3. Consents pursuant toSection4 para. 2 must be obtained from TBG without delay.

        If within a period of 14 days after receipt of the notice on the measure requiring consent TBG has not stated in writing its refusal to consent, such consent shall be deemed to have been given.

                                    SECTION 5

                         INFORMATION AND CONTROL RIGHTS

1. JTU has to report to TBG semi-annually, namely by March 31 and September 30 of each year on the financial situation of JTU and on the status of the innovation project described in Section 1 para. 2b, so long as TBG does not waive its right to these reports, because BG simultaneously exercises control of JTU also on behalf of TBG. In addition, TBG receives from JTU a brief, monthly status report as per the attached appendix.

2. Irrespective of whether BG exercises the control of JTU simultaneously also for TBG, JTU has to inform TBG directly and without delay about all measures going beyond the scope of the usual business operation. Besides the measures mentioned under Section 4 para. 2, particularly the following go beyond the scope of usual business operations:

        a)      Partial or total shutdown of operations;

        b) Discontinuance or substantial change of the innovation project described in Section 1 para. 2 b;

        c) Any assumption of commitments, also for investments, which exceed the amount of DM 250,000 per month, or if they result from leasing, rental or tenancy agreements, if they exceed the amount of DM 100,000 per month.

3.      In addition, TBG shall have the right of verification pursuant to
        Section 716 BGB [Civil Code]. This applies also to the period after the termination of the partnership, to the extent necessary for verification of the assets to which a partner is entitled upon his retirement from the partnership.

        TBG has furthermore the right to examine at any time the records of JTU referring to the innovation project described in Section 1 para. 2b. To exercise its verification right TBG may retain the services of a third party.

4. TBG is authorized to forward the information provided to it on the innovation project of JTU exclusively to its parent company, the Deutsche Ausgleichsbank, to the BMFT and to a third party retained by it to evaluate the model tests. These parties are also obligated to observe secrecy, except for permissible publications in a harmless form.

5. JTU grants the BMFT, and a representative appointed by it, the right to receive presentations, information and to effect examinations in the same extent as that granted to TBG. JTU declares its consent to the effect that TBG can transmit to the BMFT or to an institute assigned by it to this effect, the data on the scientific evaluation of the program mentioned inSection1 para. 1 of this agreement which are obtained through its enterprise and the supported innovation project. JTU declares itself prepared, furthermore, to provide directly to the BMFT, or an institute assigned by it, the information necessary for the scientific evaluation of the model tests. In the preparation and in the publication of data about the model test it shall be ensured that no harm be caused to JTU.

6. JTU shall make available to TBG upon request all the records for examination purposes, which the Bundesrechnungshof [Federal Audit Office] deems necessary.

                                    SECTION 6

                                 ADVISORY BOARD

TBG may at any time demand the formation of an advisory board.

TBG participates in this advisory board under reasonable consideration of the amount of its contribution.

The advisory board shall advise JTU in financial and technical matters, particularly with regard to the project described in Section 1 para. 2b. It has the same information and verification rights as those to which TBG is entitled under this agreement.

                                    SECTION 7

                  FINANCIAL YEAR, ANNUAL STATEMENT OF ACCOUNTS

1. The financial year of the undisclosed partnership is the same as that of JTU.

2. JTU has to draw up its annual statement of accounts (balance sheet, profit and loss account, appendix) in observance of SectionSection 238 - 285 HGB [Handelsgesetzbuch] [Commercial Code] within six months after expiration of the financial year, and to forward it to TBG in an original, signed copy and with the certificate of an auditor or of a certified public accountant.

3. The annual statement of accounts must respect, insofar as permissible under commercial law, the profit determination provisions of the Income Tax Law. If, within the scope of the taxable profit determination or based on a external tax audit, other data than those contained in the original annual statement of account are deemed binding, such shall also be determining in the relation of JTU to TBG.

                                    SECTION 8

                             PROFIT AND LOSS SHARING

1. TBG receives on its paid contribution a minimum compensation of 5% p.a., irrespective of the annual result of JTU. This compensation is payable semi-annually in retrospect by June 30 and December 31 of each year.

2. From the achieved annual surplus after the drawn contribution, TBG shall receive 9% of the profit provided it exceeds DM 100,000, but maximum 5% p.a. of the actually paid-in contribution.

        This profit sharing is payable within 2 weeks after adoption of the annual statement of account (Section 7 para. 2).

3. Determining for the calculation according to Para. 2 are the year's net earnings, which are shown in the annual statement of account drawn up according to Section 7 para. 3 prior to taking into account TBG share of the profit pursuant to No. 2 above.

        a)     To the annual statement of account must be added

               - paid income taxes, insofar as they have reduced the year's net earnings as shown;

               - interest charged to the partners in JTU, provided the latter is a partnership, without having flowed into the year's net earnings of the co-entrepreneurs;

               - extraordinary expenditures, insofar as they result from business occasions which took place before the start of the undisclosed partnership;

               - losses from the sale or destruction of fixed assets, insofar as the latter were already present at the time of the start of the company.

        b)     To be deducted from the year's net earnings are

               - Amounts from writing back of tax-free reserves, which were formed prior to the start of the undisclosed partnership;

               - compensations for activities or interest credited to the partners in JTU, provided the latter is a partnership, without having reduced the year's net earnings of the co-entrepreneurs;

               - extraordinary income, insofar as it is based on business occasions which took place before the start of the undisclosed partnership;

               - income from the sale of fixed assets, insofar as the latter were already present at the time of the start of the company.

        c) In the year the partnership is called off, the year's net earnings for the calculation of the profit sharing pursuant to para. 2 shall be deemed to have accrued evenly over the year.

4. TBG shall have the right to demand, as of the end of the partnership period, a one-time compensation of 25% of paid-in contribution.

        TBG shall make use of this right only when, in its opinion, it appears to be justified on the basis of the overall financial situation of JTU, in particular on the basis of its profits attained during the last three years before the termination of the partnership and the undisclosed reserves formed during the time of the partnership.

5.      TBG does not share in the losses of JTU.

                                    SECTION 9

                                      TAXES

JTU shall be responsible for remitting the legally prescribed Capital Yield Tax in regard to the compensation for the undisclosed contribution, and will retain from the payments to TBG the Capital Yield Tax and remit these directly to the appropriate tax office. After the remittance, JTU will issue to TBG confirmations according to Section 45a para. 2 EStG [Income Tax Law] on the forms made available by TBG.

                                   SECTION 10

                         SALE AND ACQUISITION OF SHARES

1. TBG shall have the right to sell its investment at any time, in part or in full, to the BG or to a cooperation partner succeeding it.

        The cooperation partner shall have the right to demand, at the end of each business year, to convert the undisclosed investment which it has acquired from TBG, into a regular share of the company. The conversion conditions shall be agreed between JTU and BG.

2. TBG shall have the right to acquire the investment of another enterprise participating in JTU with which TBG has concluded a cooperation agreement, or to demand the transfer to a third party to be named by TBG.

                                   SECTION 11

                   DISSOLUTION OF THE UNDISCLOSED PARTNERSHIP

1. In the event of the dissolution of JTU, the undisclosed partnership shall be dissolved.

2.      Section 3 para. 3 and Section 8 para. 4 shall also apply in this case.

                                   SECTION 12

                                   TERMINATION

1. JTU has the right to redeem entirely or partially the participation of TBG, subject to observing a notice period of 3 months as of June 30 or December 31 of any year. If this redemption takes place at of the end of the fifth partnership year, the contribution of TBG has to be repaid with a premium in the amount of 25%. Beginning in the sixth partnership year, the arrangements set forth in Section 8 para. 4 will apply. TBG can waive the payment of the premium, if the termination is effected because of the suspension of the supported innovation project.

2. Moreover, the undisclosed partnership can be terminated with immediate effect, by any of its partners upon existence of a weighty ground by means of a written statement. To the extent that the contribution has not or not yet been made in full, TBG shall by the notice of termination be released from its contribution obligation.

        TBG has the right to termination on weighty grounds, particularly, when

        a)     JTU has made false statements in the partnership application;

        b) it is determined that the conditions for granting or leaving intact the partnership did not exist already originally, or ceased to exist subsequently, particularly if the innovation project described in Section 1 para. 2b, proves to be impracticable or is abandoned or substantially changed by JTU. Should the innovation project described in Section 1 para. 2 prove to be technically impossible or financially unattainable, TBG can waive repayment of the investment in full or in part, if the continued existence of JTU is thereby made possible;

        c) notes accepted by JTU go to protest, JTU suspends its payments, files for bankruptcy or a petition is filed for institutional court settlement proceedings or insolvency is ascertained in some other way;

        d) the managerial know-how bearer(s) who was(were) active in such a position at JTU at the time the agreement on the undisclosed partnership was concluded is(are) no longer active in his or their main occupation in the management of JTU;

        e) one of the measures listed inSection4 para. 2 has been carried through without the prior consent of TBG.

                                   SECTION 13

                                MATURING PAYMENTS

Payments due shall bear interest after occurrence of the delay and until receipt by TBG at the rate of 3% above the discount rate of the Deutsche Bundesbank.

                                   SECTION 14

                               GENERAL PROVISIONS

1. Amendments or supplements to this agreement must be in written form. There exist no oral subsidiary understandings to this agreement.

2. Should one provision of this agreement be invalid, the remaining provisions shall remain unaffected by this. JTU and TBG are committed to replace invalid provisions of the agreement by regulations that are legally valid and correspond as far as possible to the meaning and purpose of the invalid provisions.

3. Bonn has been agreed upon as the venue for all legal disputes that may arise from this agreement or its performance.


Bonn, October 22, 1993                             Planegg, October 21, 1993

Technologie-Beteiligungs-                          SCM Schneider Microsystems

Gesellschaft m.b.H. of the                         Entwicklungs- und Vertriebs-
Deutsche Ausgleichsbank                            GmbH
                                                   [signature]
[two signatures]                                   [Stamp:] MICROSYSTEM GMBH
                                                   [illegible]